Exhibit 99.1

VMware Reports First Quarter 2015 Results

- Year-over-Year Revenue Growth of 11% to $1.51 Billion; up 13% on a constant currency basis

- GAAP EPS of $0.45; Non-GAAP EPS of $0.86, an increase of 7% year over year

PALO ALTO, Calif., April 21, 2015 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the first quarter of 2015:

•	Total revenues for the first quarter were $1.51 billion, an increase of 11% from the first quarter of 2014, or up 13% year-over-year in constant currency.

•	License revenues for the first quarter were $576 million, an increase of 3% from the first quarter of 2014, or up 6% year-over-year in constant currency.

•	GAAP operating income for the first quarter was $218 million, a decrease of 9% from the first quarter of 2014. Non-GAAP operating income for the first quarter was $451 million, an increase of 7% from the first quarter of 2014. Both GAAP and Non-GAAP results on a year-over-year basis include the impact of the acquisition of AirWatch, completed in the first quarter of 2014.

•	GAAP net income for the first quarter was $196 million, or $0.45 per diluted share, down 1% per diluted share compared to $199 million, or $0.46 per diluted share, for the first quarter of 2014. Non-GAAP net income for the quarter was $369 million, or $0.86 per diluted share, up 7% per diluted share compared to $348 million, or $0.80 per diluted share, for the first quarter of 2014. Both GAAP and Non-GAAP results on a year-over-year basis include the impact of the acquisition of AirWatch, completed in the first quarter of 2014.

•	Operating cash flows for the first quarter were $683 million. Free cash flows for the quarter were $577 million.

•	Cash, cash equivalents and short-term investments were $7.23 billion, and unearned revenues were $4.74 billion as of March 31, 2015.

•	Total revenues plus sequential change in total unearned revenues declined 1% year-over-year, grew 4% year-over-year when adjusted for constant currency, and grew 7% year-over-year when adjusted for constant currency and acquired unearned revenues from the AirWatch acquisition in Q1 2014.

•	License revenues plus sequential change in unearned license revenues was flat year-over-year, grew 5% year-over-year when adjusted for constant currency, and grew 9% year-over-year when adjusted for constant currency and acquired unearned license revenues from the AirWatch acquisition in Q1 2014.

“We started 2015 with solid Q1 results and one of the most significant product launches in our history, with the announcement of the industry’s first unified platform for the hybrid cloud,” said Pat Gelsinger, chief executive officer, VMware.

“We’re pleased with our Q1 revenue growth of 13% on a constant currency basis,” said Jonathan Chadwick, chief financial officer and chief operating officer, VMware. “We executed well in the first quarter and continued to broaden our portfolio with a range of products that will drive our growth in the future.”

Recent Highlights & Strategic Announcements

•	On February 2, VMware was joined by over 25,000 customers, partners and influencers as we announced the industry’s first unified platform of virtualized compute, networking and storage for the hybrid cloud and outlined our One Cloud, Any Application, Any Device strategy. New products include VMware vSphere® 6 — the foundation for the hybrid cloud, VMware Integrated OpenStack, Virtual SAN TM 6, vSphere Virtual Volumes TM and new vCloud Air TM hybrid networking services.

•	At Mobile World Congress, VMware unveiled VMware vCloud® for NFV, an integrated Network Functions Virtualization (NFV) platform that will combine our virtualized compute, networking, storage and management solutions with integrated OpenStack support. At the conference, VMware also announced AirWatch® 8, which streamlines the management of virtually every device type and mobile application while helping organizations improve business processes.

•	VMware continued to expand its investment in hybrid cloud with new vCloud Air services and locations, including:

•	An agreement between VMware and Google to integrate selected Google Cloud Platform Services into vCloud Air, including Google Cloud Storage, Google BigQuery, Google Cloud Datastore and Google Cloud DNS.

•	The availability of VMware vCloud Government Service TM provided by Carpathia, which has achieved the Provisional Authority to Operate (ATO) through the U.S. Government’s Federal Risk and Authorization Management Program (FedRAMP).

•	In the U.K., VMware vCloud Air TM is now available for government and public sector organizations to purchase, both directly and as part of the G-Cloud 6 framework.

•	The general availability of vCloud Air Virtual Private Cloud OnDemand, which provides customers a quick online sign-up to pay for only those resources that are used as well as enhanced disaster recovery and advanced networking services.

•	A continued global expansion of our services with the announcement of general availability of vCloud Air in Germany and Australia.

•	VMware announced the launch of two new open source projects — Project Lightwave TM, an enterprise identity and access management solution that also enables scalable security for containers, and Project Photon TM, a lightweight Linux operating system focused on container and cloud native applications.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for revenues and unearned revenues which include year over year comparisons excluding revenues generated in prior periods by the products and services contributed to Pivotal Software, Inc. on April 1, 2013 and the products and services associated with the divestitures that occurred in 2013 will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

About VMware

VMware is a leader in cloud infrastructure and business mobility. Built on VMware’s industry-leading virtualization technology, our solutions deliver a brave new model of IT that is fluid, instant and more secure. Customers can innovate faster by rapidly developing, automatically delivering and more safely consuming any application. With 2014 revenues of $6 billion, VMware has more than 500,000 customers and 75,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, vSphere, Virtual SAN, vSphere Virtual Volumes, vCloud, vCloud Air, vCloud Government Services, Airwatch, Project Lightwave, and Project Photon are registered trademarks or trademarks of VMware or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding expectations for future growth driven by a broader portfolio, the features of VMware vCloud for NFV, the integration of Google Cloud Platform Services into vCloud Air and the expected availability of new open source projects. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to, new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) the uncertainty of customer acceptance of emerging technology; (vi) changes in the willingness of customers to enter into longer term licensing and support arrangements; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; and (xii) the successful integration of acquired companies and assets into VMware. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global Communications

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
Revenues:
License	$576	$561
Services	935	799

Total revenues	1,511	1,360
Operating expenses (1):
Cost of license revenues	50	50
Cost of services revenues	193	151
Research and development	305	293
Sales and marketing	536	474
General and administrative	187	151
Realignment charges	22	—

Operating income	218	241
Investment income	12	9
Interest expense with EMC	(6)	(5)
Other expense	(2)	—

Income before income taxes	222	245
Income tax provision	26	46

Net income	$196	$199

Net income per weighted-average share, basic for Class A and Class B	$0.46	$0.46

Net income per weighted-average share, diluted for Class A and Class B	$0.45	$0.46

Weighted-average shares, basic for Class A and Class B	427,962	430,546
Weighted-average shares, diluted for Class A and Class B	430,496	434,729

(1) Includes stock-based compensation as follows:

Cost of license revenues	$1	$1
Cost of services revenues	11	9
Research and development	54	60
Sales and marketing	39	41
General and administrative	14	17

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	March 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$1,941	$2,071
Short-term investments	5,285	5,004
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	988	1,520
Due from related parties, net	2	49
Deferred tax asset	250	248
Other current assets	239	238

Total current assets	8,705	9,130
Property and equipment, net	1,059	1,035
Other assets	168	174
Deferred tax asset	175	165
Intangible assets, net	719	748
Goodwill	3,981	3,964

Total assets	$14,807	$15,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$124	$203
Accrued expenses and other	680	811
Unearned revenues	2,970	2,982

Total current liabilities	3,774	3,996
Note payable to EMC	1,500	1,500
Unearned revenues	1,774	1,851
Other liabilities	275	283

Total liabilities	7,323	7,630
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 125,556 and 129,359 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	3,082	3,380
Accumulated other comprehensive loss	—	(1)
Retained earnings	4,394	4,198

Total VMware, Inc.’s stockholders’ equity	7,480	7,581
Non-controlling interests	4	5

Total stockholders’ equity	7,484	7,586

Total liabilities and stockholders’ equity	$14,807	$15,216

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
Operating activities:
Net income	$196	$199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76	83
Stock-based compensation	119	128
Excess tax benefits from stock-based compensation	(2)	(15)
Deferred income taxes, net	(15)	(29)
Other	—	1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	531	418
Other assets	—	(29)
Due to/from related parties, net	52	33
Accounts payable	(49)	(11)
Accrued expenses	(102)	(104)
Income taxes payable	(32)	41
Unearned revenues	(91)	35

Net cash provided by operating activities	683	750

Investing activities:
Additions to property and equipment	(106)	(77)
Purchases of available-for-sale securities	(1,027)	(531)
Sales of available-for-sale securities	501	411
Maturities of available-for-sale securities	255	153
Business acquisitions, net of cash acquired	(21)	(1,068)
Decrease (increase) in restricted cash	1	(76)
Other investing	—	(10)

Net cash used in investing activities	(397)	(1,198)

Financing activities:
Proceeds from issuance of common stock	54	88
Proceeds from issuance of note payable to EMC	—	1,050
Reduction in capital from EMC	—	(24)
Repurchase of common stock	(438)	(169)
Excess tax benefits from stock-based compensation	2	15
Shares repurchased for tax withholdings on vesting of restricted stock	(34)	(29)

Net cash provided by (used in) financing activities	(416)	931

Net increase (decrease) in cash and cash equivalents	(130)	483
Cash and cash equivalents at beginning of the period	2,071	2,305

Cash and cash equivalents at end of the period	$1,941	$2,788

Supplemental disclosure of cash flow information:
Cash paid for interest	$7	$6
Cash paid for taxes, net	74	33
Non-cash items:
Changes in capital additions, accrued but not paid	$(42)	$(7)
Fair value of stock-based awards assumed in acquisitions	—	24

VMware, Inc.

CONSTANT CURRENCY GROWTH IN REVENUES PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUES

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

Constant Currency Growth in Total Revenues Plus Sequential Change in Unearned Revenues

	For the Three Months Ended March 31,
	2015	2014
Total revenues as reported	$1,511	$1,360
Sequential change in unearned revenues	(89)	80

Total revenues plus sequential change in unearned revenues	$1,422	$1,440

Change (%) over prior year, as reported	-1%
Change (%) over prior year, including adjustment for impact of foreign currency (1)	4%
Acquired AirWatch unearned revenues (2)	$—	$45

Total revenues plus sequential change in unearned revenues, excluding acquired AirWatch unearned revenues	$1,422	$1,395

Change (%) over prior year, excluding acquired AirWatch unearned revenues	2%
Change (%) over prior year, adjusting for Q1-2015 foreign currency impact and exclusion of Q1-2014 acquired AirWatch unearned revenues	7%

Constant Currency Growth in License Revenues Plus Sequential Change in Unearned License Revenues

	For the Three Months Ended March 31,
	2015	2014
Total license revenues as reported	$576	$561
Sequential change in unearned license revenues	(22)	(6)

Total license revenues plus sequential change in unearned license revenues	$554	$555

Change (%) over prior year, as reported	0%
Change (%) over prior year, including adjustment for impact of foreign currency (3)	5%
Acquired AirWatch unearned license revenues (4)	$—	$23

Total license revenues plus sequential change in unearned license revenues, excluding acquired AirWatch unearned license revenues	$554	$532

Change (%) over prior year, excluding acquired AirWatch unearned license revenues	4%
Change (%) over prior year, adjusting for Q1-2015 foreign currency impact and exclusion of Q1-2014 acquired AirWatch unearned license revenues	9%

(1)	Percentage change compares total revenues plus sequential change in unearned revenues in constant currency for the three months ended March 31, 2015 versus total revenues plus sequential change in unearned revenues as reported for the three months ended March 31, 2014. See “Growth in Constant Currency” for more information.
(2)	Reflects amount of AirWatch unearned revenues as of the completion of VMware’s acquisition of AirWatch on February 24, 2014 that was included in VMware’s reported unearned revenues as of March 31, 2014.
(3)	Percentage change compares license revenues plus sequential change unearned license revenues in constant currency for the three months ended March 31, 2015 versus license revenues plus sequential change in unearned license revenues as reported for the three months ended March 31, 2014. See “Growth in Constant Currency” for more information.
(4)	Reflects amount of AirWatch unearned license revenues as of the completion of VMware’s acquisition of AirWatch on February 24, 2014 that was included in VMware’s reported unearned license revenues as of March 31, 2014.

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	For the Three Months Ended	For the Three Months Ended				For the Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Revenues as reported (1):
License	$576	$777	$639	$614	$561	$687
Software maintenance	813	803	779	737	701	699
Professional services	122	123	97	106	98	97

Total revenues	$1,511	$1,703	$1,515	$1,457	$1,360	$1,483

Change (%) over prior year
License	2.7%	13.0%	13.4%	15.8%	14.8%	15.1%
Software maintenance	15.9%	14.9%	21.0%	20.0%	15.8%	18.3%
Professional services	24.6%	26.9%	18.6%	7.5%	0.4%	-8.4%

Total revenues	11.1%	14.8%	17.5%	17.2%	14.2%	14.7%

Revenues as reported, excluding Pivotal (2)
License	$576	$777	$639	$614	$561	$687
Software maintenance	813	803	779	737	701	699
Professional services	122	123	97	106	98	97

Total revenues	$1,511	$1,703	$1,515	$1,457	$1,360	$1,483

Change (%) over prior year
License	2.7%	13.0%	13.4%	15.8%	15.7%	16.6%
Software maintenance	15.9%	14.9%	21.0%	20.0%	16.6%	19.2%
Professional services	24.6%	26.9%	18.6%	7.5%	17.4%	24.5%

Total revenues	11.1%	14.8%	17.5%	17.2%	16.3%	18.3%

Revenues as reported, excluding Pivotal and all dispositions (3)
License	$576	$777	$639	$614	$561	$687
Software maintenance	813	803	779	737	701	699
Professional services	122	123	97	106	98	97

Total revenues	$1,511	$1,703	$1,515	$1,457	$1,360	$1,483

Change (%) over prior year
License	2.7%	13.0%	13.7%	16.7%	17.8%	18.2%
Software maintenance	15.9%	14.9%	21.5%	20.7%	18.9%	21.8%
Professional services	24.6%	26.9%	18.9%	8.0%	18.2%	24.8%

Total revenues	11.1%	14.8%	17.9%	18.0%	18.4%	20.3%

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the revenues attributable to products and services contributed by VMware to Pivotal Software, Inc. (“Pivotal”) on April 1, 2013. All quarters have been adjusted to exclude the related revenues.
(3)	Represents revenues reported each quarter less a) the revenues attributable to products and services contributed by VMware to Pivotal on April 1, 2013 and b) the revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related revenues.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2014	2014	2014	2014	2013
Unearned revenues as reported (1)
License	$466	$488	$428	$476	$459	$465
Software maintenance	3,847	3,905	3,558	3,541	3,378	3,304
Professional services	431	440	389	372	335	323

Total unearned revenues	$4,744	$4,833	$4,375	$4,389	$4,172	$4,092

Change (%) over prior year
License	1.7%	4.9%	3.3%	11.5%	2.8%	0.5%
Software maintenance	13.9%	18.2%	21.2%	22.0%	20.8%	19.9%
Professional services	28.2%	36.0%	36.6%	39.7%	35.6%	33.1%

Total unearned revenues	13.7%	18.1%	20.3%	22.0%	19.6%	18.3%

Unearned revenues as reported, excluding Pivotal and all dispositions (2)
License	$466	$488	$428	$476	$459	$465
Software maintenance	3,847	3,905	3,558	3,541	3,378	3,304
Professional services	431	440	389	372	335	323

Total unearned revenues	$4,744	$4,833	$4,375	$4,389	$4,172	$4,092

Change (%) over prior year
License	1.7%	4.9%	3.5%	11.5%	12.8%	12.3%
Software maintenance	13.9%	18.2%	21.3%	22.0%	23.5%	23.7%
Professional services	28.2%	36.0%	36.6%	39.7%	36.5%	34.4%

Total unearned revenues	13.7%	18.1%	20.5%	22.0%	23.1%	23.0%

(1)	Represents unearned revenues reported each quarter.
(2)	Represents unearned revenues reported each quarter less a) the unearned revenues attributable to products and services contributed by VMware to Pivotal on April 1, 2013 and b) the unearned revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related unearned revenues.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended March 31, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$50	(1)	—	(27)	—	—	—	—	$22
Cost of services revenues	$193	(11)	—	(1)	—	—	—	—	$182
Research and development	$305	(54)	(1)	—	—	—	—	—	$250
Sales and marketing	$536	(39)	(1)	(7)	—	—	—	—	$488
General and administrative	$187	(14)	—	(1)	—	(42)	(11)	—	$118
Realignment charges	$22	—	—	—	(22)	—	—	—	$—
Operating income	$218	119	2	36	22	42	11	—	$451
Operating margin (2)	14.4%	7.9%	0.1%	2.4%	1.5%	2.8%	0.7%	—	29.9%
Other expense	$(2)	—	—	—	—	(2)	—	—	$(4)
Income before income taxes	$222	119	2	36	22	40	11	—	$453
Income tax provision	$26							57	$84
Tax rate (2)	11.9%								18.5%
Net Income	$196	119	2	36	22	40	11	(57)	$369
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.46	$0.28	$0.01	$0.08	$0.05	$0.09	$0.03	$(0.13)	$0.86
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.45	$0.28	$0.01	$0.08	$0.05	$0.09	$0.03	$(0.13)	$0.86

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 427,962 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 430,496 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended March 31, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$50	(1)	—	(24)	—	—	$25
Cost of services revenues	$151	(9)	—	—	—	—	$142
Research and development	$293	(60)	(1)	(1)	—	—	$231
Sales and marketing	$474	(41)	(1)	(3)	—	—	$429
General and administrative	$151	(17)	—	—	(24)	—	$110
Operating income	$241	128	2	28	24	—	$423
Operating margin (2)	17.7%	9.4%	0.2%	2.1%	1.7%	—	31.1%
Income before income taxes	$245	128	2	28	24	—	$427
Income tax provision	$46					33	$79
Tax rate (2)	18.6%						18.5%
Net income	$199	128	2	28	24	(33)	$348
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.46	$0.30	$—	$0.07	$0.06	$(0.08)	$0.81
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.46	$0.29	$—	$0.07	$0.06	$(0.08)	$0.80

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Operating margin, tax rate and net income per weighted-average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,546 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434,729 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
Revenues:
License	$576	$561
Services:
Software maintenance	813	701
Professional services	122	98

Total services	935	799

Total revenues	$1,511	$1,360

Percentage of revenues:
License	38.1%	41.2%
Services:
Software maintenance	53.8%	51.6%
Professional services	8.1%	7.2%

Total services	61.9%	58.8%

Total revenues	100.0%	100.0%

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
Revenues:
United States	$762	$649
International	749	711

Total revenues	$1,511	$1,360

Percentage of revenues:
United States	50.4%	47.7%
International	49.6%	52.3%

Total revenues	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
GAAP cash flows from operating activities	$683	$750
Capital expenditures	(106)	(77)

Free cash flows	$577	$673

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items, and certain litigation and other contingencies, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

VMware has also presented in this earnings release (i) quarterly historical data for revenue and unearned revenue, excluding revenue generated each period by the products and services contributed to Pivotal Software, Inc. on April 1, 2013 and the products and services associated with the divestures consummated by VMware in 2013; and (ii) data on the percentage change in total revenues and license revenues plus the sequential change in unearned revenues and unearned license revenues, respectively, excluding the unearned revenues and unearned license revenues, respectively, acquired through VMware’s acquisition of AirWatch in the first quarter of 2014. VMware’s management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenues and unearned revenues across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond VMware’s control. Additionally, in order to establish the amount of expense to recognize for performance-based stock awards, which are also an element of ongoing stock-based compensation, VMware is required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•

Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition and other-related items. Acquisition and other-related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees. Also included are accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware. These accruals are primarily composed of amounts VMware has committed to make to designated founders and key executives of AirWatch, subject to employment conditions and indemnification claims, if any. Additionally, charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude these items when looking for a consistent basis for comparison across accounting periods.

•	Certain litigation and other contingencies. VMware, from time to time may incur charges or benefits that are outside of the ordinary course of our business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because we do not consider such amounts to be part of the ongoing operation of our business and because of the singular nature of the claims underlying the matter.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Growth in Constant Currency

A majority of our sales are denominated in the U.S. dollar; however, we also invoice and collect in the euro, the British pound, the Japanese yen, the Australian dollar and the Chinese renminbi in their respective regions. The U.S. dollar is the functional currency for all of our legal entities. At the time a non-U.S. dollar transaction is recorded, the value of the transaction is converted into U.S. dollars at the exchange rate in effect for the month in which each order is booked.

As a result, the amount of license and total revenues and unearned revenues derived from these transactions will be impacted by foreign exchange fluctuations. In order to provide a comparable framework for assessing how our business performed adjusted for the impact of foreign currency fluctuations, management analyzes year-over-year license and total revenue growth on a constant currency basis.

Revenue Growth in Constant Currency and Sequential Change in Unearned Revenues

License and total revenues recognized during the current period derived from non-U.S. dollar based transactions were converted into U.S. dollars using the exchange rates that were effective in the comparable prior year period. The calculated current period license and total revenues, adjusted for foreign currency fluctuations, is compared to the license and total revenues of the comparable prior year period, as reported, in calculating license and total revenue growth in constant currency. Non-U.S. dollar based transactions for which revenue was recognized in both the current period and the comparable prior year period do not have a significant year over year foreign exchange impact and are excluded from the calculation.

Unearned license revenues and unearned total revenues at the end of the period, derived from non-U.S. dollar transactions recorded during the current period, were adjusted for foreign currency fluctuations using the exchange rates that were effective in the comparable prior year period.

Unearned license revenues and unearned total revenues, adjusted for foreign currency fluctuations at the end of the period, are compared to unearned license revenues and unearned total revenues at the beginning of the period, as reported, in determining the sequential change in unearned revenues.